Exhibit 10.59

SECURED NEGOTIABLE PROMISSORY NOTE

June 30, 2013

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, Larsen and Bowman Holdings Ltd., a Limited Corporation organized under the laws of British Columbia (the “Maker”), hereby unconditionally promises to pay to the order of RB Trademark Holdco, LLC or its assigns (the “Noteholder” and, together with the Maker, the “Parties”), the principal amount of $1,250,000 (the “Loan”) without interest, as provided in this Secured Promissory Note (the “Note”, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms).

1. Definitions. Capitalized terms used herein shall have the meanings set forth in this Section 1.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Event of Default” has the meaning set forth in Section 5.

“Loan” has the meaning set forth in the introductory paragraph.

“Maker” has the meaning set forth in the introductory paragraph.

“Maturity Date” means the earlier of (a) June 30, 2017 and (b) the date on which all amounts under this Note shall become due and payable pursuant to Section 6.

“Note” has the meaning set forth in the introductory paragraph.

“Noteholder” has the meaning set forth in the introductory paragraph.

“Parties” has the meaning set forth in the introductory paragraph.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority or other entity.

“Security Agreement” means the Security Agreement, dated as of the date hereof, by and between the Maker and Noteholder, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

2. Final Payment; Optional Prepayments.

2.1 Payment. This Note shall become due and payable prior to its stated maturity as follows: unless it has previously become due and payable pursuant to Section 6.

July 2, 2013	$100,000
July 31, 2013	$650,000
June 30, 2014	$100,000
June 30, 2015	$150,000
June 30, 2016	$100,000
June 30, 2017	$150,000

2.2 Final Payment Date. The aggregate unpaid principal amount of the Loan and all other amounts payable under this Note shall be due and payable on the Maturity Date.

3. Security Agreement.

3.1 Security Agreement. The Maker’s performance of its obligations hereunder is secured by a security interest in the collateral specified in the Security Agreement.

4. Payment Mechanics.

4.1 Manner of Payment. All payments of interest and principal shall be made in lawful money of the United States of America no later than 12:00 p.m. (New York City time) on the date on which such payment is due by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to the Maker from time to time.

4.2 Application of Payments. All payments made hereunder shall be applied, first, to the payment of any fees or charges outstanding hereunder and second to the payment of the principal amount outstanding under the Note.

4.3 Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day.

5. Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder.

5.1 Failure to Pay. The Maker fails to pay any principal amount of the Loan when due.

5.2 Breach of Representations and Warranties. Any representation or warranty made or deemed made by the Maker to the Noteholder herein or in the Security Agreement is incorrect in any material respect on the dates of which such representation or warranty was made or deemed made.

5.3 Breach of Covenants. The Maker fails to observe or perform any covenant, obligation, condition or agreement contained in this Note or the Security Agreement other than that specified in Section 5.1, and such failure continues for five Business Days.

5.4 Cross-Defaults. The Maker fails to pay when due its indebtedness (other than indebtedness under this Note) or any interest or premium thereon when due (whether by scheduled maturity, acceleration, demand or otherwise) and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness.

5.5 Bankruptcy.

(a) the Maker commences any case, proceeding or other action (i) under any existing or future law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Maker makes a general assignment for the benefit of its creditors;

(b) there is commenced against the Maker any case, proceeding or other action of a nature referred to in clause (a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of 30 days;

(c) there is commenced against the Maker any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof;

(d) the Maker takes any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any of the acts set forth in clause (a), (b) or (c) above; or

(e) the Maker is generally not, or is unable to, or admits in writing its inability to, pay its debts as they become due.

5.6 Judgments. A judgment or decree is entered against the Maker and such judgment or decree bas not been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof.

5.7 Security Agreement. An Event of Default, as defined in the Security Agreement, occurs.

6. Remedies. Upon the occurrence of an Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may at its option, by written notice to the Maker, (a) declare the entire principal amount of this Note, together with all accrued interest thereon and all other amounts payable hereunder, immediately due and payable and/or (b) exercise any or all of its rights, powers or remedies under the Security Agreement or applicable law; provided, however, that, if an Event of Default described in Section 5.5 shall occur, the principal of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration or other act on the part of the Noteholder.

7. Miscellaneous.

7.1 Notices.

(a) All notices, requests or other communications required or permitted to be delivered hereunder shall be delivered in writing to such address as a Party may from time to time specify in writing.

(b) Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received, (ii) sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next business day) and (iii) sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipts requested” function, as available, return e-mail or other written acknowledgement).

7.2 Expenses. The Maker shall reimburse the Noteholder on demand for all reasonable out-of-pocket costs, expenses and fees (including reasonable expenses and fees of its counsel) incurred by the Noteholder in connection with the enforcement of the Noteholder’s rights hereunder.

7.3 Governing Law. This Note, the Security Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note and the Security Agreement, and the transactions contemplated hereby and thereby, shall be governed by the laws of the State of New Jersey.

7.4 Submission to Jurisdiction.

(a) The Maker hereby irrevocably and unconditionally (i) agrees that any legal action, suit or proceeding arising out of or relating to this Note may be brought in the courts of the State of New Jersey or of the United States of America for the District of New Jersey and (ii) submits to the jurisdiction of any such court in any such action, suit or proceeding. Final judgment against the Maker in any action, suit or proceeding shall become conclusive and may be enforced in any other jurisdiction by suit on the judgment.

(b) Nothing in this Section7.4 shall affect the right of the Noteholder to (i) commence legal proceedings or otherwise sue the Maker in any other court having jurisdiction over the Maker or (ii) serve process upon the Maker in any manner authorized by the laws of any such jurisdiction.

7.5 Venue. The Maker irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note in any court referred to in Section 7.4(b) and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

7.6 Waiver of Jury Trial. THE MAKER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE, THE SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

7.7 Counterparts; Integration; Effectiveness. This Note and any amendments, waivers, consents or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Note and the Security Agreement constitute the entire contract between the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Note.

7.8 Successors and Assigns. This Note may be assigned, transferred or negotiated by the Noteholder to any Person at any time without notice to or the consent of the Maker. The Maker may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Noteholder. This Note shall inure to the benefit of and be binding upon the parties hereto and their permitted assigns.

7.9 Waiver of Notice. The Maker hereby waives presentment, demand for payment, protest, notice of dishonor, notice of protest or nonpayment, notice of acceleration of maturity and diligence in connection with the enforcement of this Note or the taking of any action to collect sums owing hereunder.

7.10 Amendments and Waivers. No term of this Note may be waived, modified or amended except by an instrument in writing signed by both of the parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

7.11 Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

7.12 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Noteholder, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

7.13 Severability. If any term or provision of this Note or the Security Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or the Security Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Maker has executed this Note as of June 30, 2013.

LARSEN AND BOWMAN HOLDINGS LTD.

By:	/s/ Stacy Larsen
Name: Stacy Larsen
Title: President